Exhibit 10.14

西部寿果酒经销协议

Cherry Plum Wine Sales Agreement

甲方：山东野之缘生物科技有限公司

乙方：杭州野之缘农业开发有限公司

Party A: Shandong Yezhiyuan Bio-Technology Co., Ltd.

Party B: Hangzhou Yezhiyuan Agriculture Development Co., Ltd.

甲乙双方经协商，乙方委托甲方加工西部寿果樱桃李红酒100吨，双方就加工事宜达成如下协议：

Both parties agreed and, Party B entrusts Party A to process 100 tons of cherry plum wine, in accordance with the terms and conditions as follows:

1、甲方负责西部寿果酒的加工厂家、加工工艺、樱桃李果的采收、加工原料的供应；

Party A shall be responsible for engaging the wine processing factories, processing technology, fruit harvesting and the raw materials supply;

2、乙方负责协议量西部寿果酒的销售。

Party B shall be responsible for the marketing and sales of cherry plum wine.

3、乙方负责产品包装外形设计，甲方负责文字审核及包装制作。

Party B shall be responsible for packaging design and Party A shall be responsible for the package processing.

4、订单量：西部寿果樱桃李酒100吨。乙方于樱桃李果子成熟前一个月与甲方签订合同，并于合同签订之日起五日内，乙方负责支付甲方樱桃李果采收费用及前期加工费用140万元。（具体费用明细见附表）

Order quantity: 100 tons of cherry plum wine. Party B shall sign a contract with Party A within one month before the fruit is ripe, and Party B shall make a down payment of RMB 1.4 million as the initial processing fee (specific cost details are set forth in the appendix)

5、西部寿果酒两种包装供货价格：5L橡木桶包装每桶350元；750ml瓶装规格每瓶33元。以上价格不含税，不含运费。如需开具发票，相应税负由乙方承担。

Purchase price: RMB 350 each for 5L oak barrels; RMB350 each for 750ml glass bottles. The price does not include tax and freight. If VAT invoices are requested, Party B shall be responsible for corresponding taxes.

6、市场建议零售价：橡木桶装市场价不低于3000元；750ml瓶装不低于300元。

Suggested retail price: no less than RMB 3000 per oak barrel, no less than RMB 300 for each 750ml glass bottle.

7、乙方订单一旦确定，未经双方协商不得擅自退单，否则由此造成的经济损失全部由乙方承担。

Once Party B confirms its order, it cannot withdraw the order without mutual consent. Otherwise Party B shall be responsible for the economic loss incurred.

8、甲方负责西部寿果樱桃李红酒的质量，因质量问题造成的损失由甲方承担。

Party A shall be responsible for the quality of cherry plum wine and the loss caused by quality problems.

9、甲方负责由甲方仓库到乙方指定仓库的发货，运费由乙方承担。运输过程中出现问题，乙方应于到货7日内通知甲方退换货，否则相应损失由乙方承担。

Party A shall be responsible for the delivery to the warehouse designated by Party B; the freight expenses shall be borne by Party B. Party B shall inform Party A within 7 days of arrival for exchange or return of any products with quality problems.

10、未尽事宜，双方另行协商确定。

Matters not covered by this agreement shall be confirmed by both parties through negotiation.

甲方：山东野之缘生物科技有限公司

Party A: Shandong Yezhiyuan Bio-Technology Co., Ltd.

(stamp) Shandong Yezhiyuan Bio-Technology Co., Ltd.

法定代理人：

Legal Representative: Meijuan Wu

签订日期：July 25, 2016

Date of Execution: July 25, 2016

乙方：杭州野之缘农业开发有限公司

Party B: Hangzhou Yezhiyuan Agriculture Development Co., Ltd.

(stamp) Hangzhou Yezhiyuan Agriculture Development Co., Ltd.

法定代理人：Jianrong Xia

Legal Representative:

签订日期：July 25, 2016

Date of Execution: July 25, 2016